SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12

Fidelity Municipal Trust
(Name of Registrant as Specified In Its Charter)

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[ ]	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT

SHAREHOLDER UPDATE

Spartan® Michigan Municipal Income Fund

Spartan Minnesota Municipal Income Fund

Spartan Municipal Income Fund

Spartan Ohio Municipal Income Fund

Spartan Pennsylvania Municipal Income Fund

Spartan Short-Intermediate Municipal Income Fund

URGENT PROXY VOTING REQUEST

A few weeks ago we mailed you proxy information to enable you to vote on important proposals that affect the funds and your investment(s). This information describes each proposal and asks for your vote on these important issues. It has been called to our attention that we have not yet received your ballot.

Your vote is important, no matter how large or small your holdings may be.

I am writing to remind you that your participation is extremely important. The Special Meeting of Shareholders scheduled for January 16, 2002 cannot be held until we receive a majority of the votes. If you do not plan to cast your vote at the meeting on January 16, please indicate your vote on the enclosed proxy card(s). Shareholders who hold more than one account in the funds will receive a separate card for each account and should vote each card.

Voting is quick and easy. Please vote now using one of these options:

1. Vote By Telephone 1-800-848-3155

Call toll-free weekdays from 8:00 AM - 11:00 PM Eastern Time and Saturdays from 11:00 AM - 6:00 PM, Eastern Time. Your vote will be recorded by a representative of D.F. King & Co., Inc., our independent proxy solicitation firm.

2. Vote By Touch-Tone Phone

Please call the toll-free number printed on your proxy card(s) and follow the recorded instructions. The service is available 7 days a week, 24 hours a day.

3. Vote by Fax

Please fax the front and back of your signed proxy card(s) to our proxy tabulator at 1-888-451-8683.

4. Vote by Mail

Please mail your signed proxy card(s) in the postage-paid envelope.

PLEASE VOTE YOUR PROXY NOW

If you have already voted, thank you for your response. If you have any further questions or would like to receive another copy of the proxy statement, please call Fidelity at 1-800-544-3198. We appreciate your immediate attention. Thank you.

[Fidelity logo]

Information on the Proxy Proposals

What proposals am I being asked to vote on?

You may be asked to vote on the following proposals:

1. To continue the effectiveness of Article VIII, Section 4 of the Declaration of Trust.

2. To authorize the Trustees to adopt an amended and restated Declaration of Trust.

3. To elect a Board of Trustees.

4. To eliminate fundamental investment policies of Spartan Michigan Municipal Income Fund.

5. To eliminate fundamental investment policies of Spartan Ohio Municipal Income Fund.

6. To eliminate a fundamental investment policy of Spartan Minnesota Municipal Income Fund.

7. To eliminate a fundamental investment policy of Spartan Pennsylvania Municipal Income Fund.

8. To amend Spartan Michigan Municipal Income Fund's, Spartan Minnesota Municipal Income Fund's, Spartan Municipal Income Fund's, Spartan Ohio Municipal Income Fund's, and Spartan Pennsylvania Municipal Income Fund's fundamental investment limitation concerning underwriting.

9. To amend each fund's fundamental investment limitation concerning lending.

What is Article VIII, Section 4 of the Declaration of Trust? (Proposal 1)

Section 4 of Article VIII allows shareholders to bring derivative action on behalf of the Trust only after making a pre-suit demand upon the Trustees to bring the subject action. A pre-suit demand on the Trustees is excused only if the majority of the Trustees have a personal financial interest in the action.

Continuing the effectiveness of the amendment will not alter in any way the Trustees' existing fiduciary obligations to act with due care and in shareholders' interests. Please review the proxy statement for further details.

Why are the funds proposing to adopt an amended and restated Declaration of Trust? (Proposal 2)

The proposal asks shareholders to approve an increase in the maximum number of trustees from 12 to 14. This increase, if approved, will allow the Board to better organize itself and its committees in overseeing management of the Fidelity funds. Additionally, the proposal asks shareholders to adopt a more modern form of the Declaration of Trust (i.e., the fund's charter). The new Declaration of Trust is based on a standard form that will be used for all new Fidelity funds organized as Massachusetts business trusts going forward. It gives the Trustees more flexibility, and, subject to the applicable requirements of the Investment Company Act of 1940 (1940 Act) and state law, broader authority to act. This increased flexibility may allow the Trustees to react more quickly to changes in competitive and regulatory conditions and, as a consequence, may allow the funds to operate in a more efficient and economical manner.

Adoption of the new Declaration of Trust will not alter the Trustees' existing fiduciary obligations to act in the best interests of the fund's shareholders. Before utilizing any new flexibility that the new Declaration of Trust may afford, the Trustees must first consider the shareholders' interests and act in accordance with such interests. Please review the proxy statement for specific details.

What role does the Board play? (Proposal 3)

The Trustees oversee the investment policies of each fund. Members of the Board are fiduciaries and have an obligation to serve the best interests of shareholders, including approving policy changes such as those proposed in the proxy statement. In addition, the Trustees review fund performance, oversee fund activities, and review contractual arrangements with companies that provide services to the funds. If Proposal 2 is approved, the thirteen nominees receiving the highest number of votes shall be elected to the Board. If Proposal 2 is not approved, those twelve nominees (not including Mr. Stavropoulos) receiving the highest number of votes, shall be elected.

Why are Spartan Michigan Municipal Income Fund, Spartan Ohio Municipal Income Fund, and Spartan Minnesota Municipal Income Fund eliminating fundamental investment policies? (Proposals 4, 5 and 6)

Eliminating the funds' fundamental investment policies will allow the funds to more clearly communicate their investment objective and investment strategy to shareholders by standardizing their investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines. Eliminating the fundamental investment policies as proposed is not expected to have any material effect on the way the funds are managed.

Why is Spartan Pennsylvania Municipal Income Fund eliminating a fundamental investment policy? (Proposal 7)

Eliminating the fund's fundamental investment policy will allow the fund to more clearly communicate its investment objective and investment strategy to shareholders by standardizing its investment disclosure in a manner consistent with other Fidelity funds with similar investment disciplines. In addition, approval of this proposal will align the fund's policy with Securities and Exchange Commission (SEC) requirements for state municipal funds, which are less restrictive than the fund's current fundamental policy. If the proposal is approved, the fund will continue to rely on its fundamental policy of investing at least 80% of assets in municipal securities whose interest is exempt from federal and Pennsylvania personal income taxes.

Why are the funds amending their fundamental investment limitation concerning underwriting? (Proposal 8)

The primary purpose of the proposal is to clarify that the funds are not prohibited from investing in other investment companies. The proposal also serves to conform the funds' fundamental investment limitation concerning underwriting to a limitation which is expected to become standard for all funds managed by FMR or its affiliates. Adoption of the proposed limitation is not expected to affect the way in which the funds are managed, the investment performance of the funds, or the securities or instruments in which the funds invest.

Why are the funds amending their fundamental investment limitation concerning lending? (Proposal 9)

The primary purpose of this proposal is to revise the funds' fundamental lending limitation to conform to a limitation expected to become standard for all funds managed by FMR or its affiliates. Adoption of the proposed limitation on lending is not expected to affect the way in which the funds are managed, the investment performance of the funds, or the instruments in which the funds invest. However, the proposed limitation would clarify that acquisitions of loans, loan participations or other debt instruments are not considered lending.

Has the fund's Board of Trustees approved each proposal?

Yes. The Board of Trustees has unanimously approved all of the proposals and recommends that you vote to approve them.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of a fund on the record date. The record date is November 19, 2001.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage paid envelope. You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card(s) and following the recorded instructions. If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-800-544-3198.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."